                           LIMITED POWER OF ATTORNEY

          The undersigned hereby constitutes and appoints each of Luke
Valentino, Marge Bajzek and Debra Cherry, with full power to each of them to act alone, as his or her true and lawful attorney-in-fact to:

          (1)  execute and file in the name and on behalf of the undersigned
               Forms 3, 4 and 5 pursuant to Section 16(a) of the Securities
               Exchange Act of 1934 and the rules thereunder;

          (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange
               Commission, the NASDAQ Stock Market, or otherwise; and

          (3)  take any other action of any type whatsoever in connection with the foregoing which such attorney-in-fact in his or her sole discretion determines may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

          Until such time as the undersigned is no longer subject to the obligations imposed by Section 16, the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever which such attorney-in-fact in his or her sole discretion determines to be necessary or appropriate to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or resubstitution, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934 and shall have no liability with respect thereto.

          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16 day of October, 2018.

                                        /s/ William L. Transier
                                        ------------------------------
                                        William L. Transier